AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 8, 1999
                                                      Registration No. 333-87683


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 1
                                       TO


                                    FORM S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 PROMETRIC, INC.
             (Exact name of registrant as specified in its charter)
                              1000 LANCASTER STREET
                               BALTIMORE, MD 21202
                                 (410) 843-8000
                    (Address of principal executive offices)
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
            MARYLAND                             8748                    52-2195452
            --------                             ----                   -----------
(State or other jurisdiction of     (Primary standard industrial     (I.R.S. employer
 incorporation or organization)      classification code number)   identification number)

                               STEPHEN A. HOFFMAN
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                                 PROMETRIC, INC.
                              1000 LANCASTER STREET
                               BALTIMORE, MD 21202
                                 (410) 843-8000
 (Name, address, including zip code and telephone number, including area code of agent for service)

                                   COPIES TO:

Richard C. Tilghman, Jr.                            Walter G. Lohr, Jr.
 Piper & Marbury L.L.P.                           Hogan & Hartson, L.L.P.
 36 South Charles Street                    111 South Calvert Street, Suite 1600
   Baltimore, MD 21201                              Baltimore, MD 21202
     (410) 539-2530                                    (410) 659-2700


   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box. [ ]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                         CALCULATION OF REGISTRATION FEE



TITLE OF EACH CLASS             PROPOSED MAXIMUM
 OF SECURITIES TO                   AGGREGATE                      AMOUNT OF
  BE REGISTERED                 OFFERING PRICE (1)             REGISTRATION FEE
--------------------------------------------------------------------------------
Shares of Common Stock,
 par value $.001                   $100,000,000                    $27,800(2)


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.
(2) Previously paid in connection with the initial filing of the Registration Statement on Form S-1 on September 24, 1999.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS

         The contents of Part I to the Registration Statement filed with the Commission on September 24, 1999 are incorporated herein by reference.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

13.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the various expenses payable by us in connection with the registration of the securities offered hereby. All of the amounts shown are estimated except the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

  SEC registration fee...................................................$27,008
NASD filing fee..........................................................10,500
Nasdaq National Market listing fee.......................................*
Transfer agent's and registrar's fees....................................*
Printing expenses........................................................*
Legal fees and expenses..................................................*
Accounting fees and expenses.............................................*
Miscellaneous expenses...................................................*
                                                                         ==

       Total.............................................................$*
                                                                         ==
* To be completed by amendment.

14.      INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 2-418 of the Maryland General Corporation Law permits indemnification of directors, officers, employees and agents of a corporation under certain conditions and subject to limitations. Our bylaws include provisions to require us to indemnify our directors and officers to the fullest extent permitted by Section 2-418, including circumstances in which indemnification is otherwise discretionary. Section 2-418 also empowers us to purchase and maintain insurance that protects our officers, directors, employees and agents against any liabilities incurred in connection with their service in such positions.

         At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is being sought nor are we aware of any threatened litigation that may result in claims for indemnification by any officer or director.

         The form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification of our directors and officers by the Underwriters, for certain liabilities arising under the Securities Act.

15.      RECENT SALES OF UNREGISTERED SECURITIES

         On _________, 1999, we issued ______ shares of our common stock to Sylvan in exchange for all assets and liabilities of Sylvan's computer-based testing services business. These securities were issued by us in reliance upon the exemptions provided for in Section 4(2) of the Securities Act. The certificates representing these shares contain a restrictive legend that prohibits transfer without registration or an applicable exemption.

16.           EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

           (A) EXHIBITS

EXHIBIT NO.                   DESCRIPTION

1.1            Form of Underwriting Agreement*
3.1            Charter of Registrant*
3.2            Bylaws of Registrant*
4.1            Specimen stock certificate for shares of Common Stock of
               Registrant*
5.1            Opinion of Piper & Marbury L.L.P. **
10.1           Registrant's 1999 Stock Incentive Plan*
10.2           Form of Separation Agreement between Registrant and Sylvan
               Learning Systems, Inc. **
10.3           Form of Administration Services Agreement between Registrant and
               Sylvan Learning Systems, Inc. **
10.4           Form of Tax Sharing and Separation Agreement between Registrant and Sylvan Learning Systems, Inc. **
10.5           Form of Registration Rights Agreement between Registrant and
               Sylvan Learning Systems, Inc. **
10.6           Master Agreement for International Distribution between
               Educational Testing Service and Sylvan Learning Systems, Inc.
               dated as of April 1, 1994 *+
10.7           Master Agreement between Educational Testing Service and Sylvan
               Learning Systems, Inc. dated as of December 12, 1997 *+
10.8           Exam Services Agreement between Microsoft Corporation and Sylvan
               Learning Systems, Inc. dates as of July 1, 1999+
11.1           Statement of computation of earnings per share**
21.1           List of subsidiaries of Registrant**
23.1           Consent of Ernst & Young LLP*
23.2           Consent of Piper & Marbury L.L.P. (included as part of Exhibit
               5.1 hereto) **
24.1           Power of Attorney of Directors (included in signature pages)*
27             Financial Data Schedule*
99.1           Consent of Director Nominee - Berlanti*
99.2           Consent of Director Nominee - Samper*
99.3           Consent of Director Nominee - McGuire*
99.4           Consent of Director Nominee - Pollock*
99.5           Consent of Director Nominee - Inatome*

-----------------------------

  *           Previously filed.
  **          To be filed by amendment.
  +           Portions of these exhibits have been omitted based upon a request for confidential treatment filed with the SEC.

         (B) FINANCIAL STATEMENT SCHEDULES:

         Report of Independent Auditors on Financial Statement
         Schedule Schedule II - Valuation and Qualifying Accounts
         (contained in the "Financial Statements" section of the prospectus)


17.      UNDERTAKINGS

         The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of its Charter or Bylaws or the Maryland General Corporation Law or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, employee or agent of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, employee or agent in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that:

                             (1) For purposes of determining any liability under
            the Securities Act, the information omitted form the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                             (2) For the purpose of determining any liability
            under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.





                                   SIGNATURES

Pursuant to the requirements of the Securities Act, Prometric, Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on September 27, 1999.

                                     Prometric, Inc.

                                     By: /s/ Stephen A. Hoffman
                                        ----------------------------------------
                                           Stephen A. Hoffman
                                           Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this
Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.
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
NAME                                                 TITLE                                DATE

/s/ Stephen A. Hoffman           Chief Executive Officer, President and              September 27, 1999
--------------------------       Director (Principal Executive Officer)
Stephen A. Hoffman

/s/ Graham J. Taylor             Chief Financial and Chief Accounting Officer        September 27, 1999
--------------------------       (Principal Financial Officer)
Graham J. Taylor

                *                Director                                            September 27, 1999
--------------------------
R. Christopher Hoehn-Saric

               *                 Director                                            September 27, 1999
--------------------------
Douglas L. Becker


*By:  Stephen A. Hoffman
--------------------------
      Attorney-in-fact

                                      II-4

Exhibit Index

10.8 Exam Services Agreement between Microsoft Corporation and Sylvan Learning Systems, Inc. dates as of July 1, 1999+